UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2006

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08056	13-0853260
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Harbor Boulevard, Weehawken, NJ	07086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 863-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Previously the Company reported that it had received a nonbinding proposal from Chelsey Direct LLC (“Chelsey”), the Company’s largest shareholder, to acquire the shares of common stock of the Company that Chelsey did not already own for a cash purchase price of $1.25 per share in a going private transaction.

On May 25, 2006, the Company was advised that discussions between Chelsey and the Special Committee of Independent Directors appointed to assess the going private proposal were terminated and as a result, the offer had been withdrawn. In a communication to the Company, Chelsey stated, “Due to the worsening operations of the Company resulting from the matters as recently reported in the Company’s report for the first fiscal quarter, Chelsey has withdrawn its offer.”

The Company issued a press release reporting the withdrawal which is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release Dated May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.
(Registrant)

May 26, 2006	By:	/s/ John W. Swatek
		Name:	John W. Swatek
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release Dated May 26, 2006.